Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-4 of our report dated August 12, 2005, except for Note 21 paragraphs 29 through 33 which are as of September 12, 2005 and paragraphs 34 and 35 which are as of September 20, 2005, relating to the consolidated financial statements of Warp Technology Holdings, Inc. and Subsidiaries as of and for the years ended June 30, 2005 and 2004, which appears in such Prospectus.
Furthermore, we hereby consent to use in the Prospectus constituting part of the Registration Statement on Form S-4 of our report dated January 6, 2006 relating to the financial statements of Tesseract Corporation as of June 30, 2005 and for the years ended June 2005 and 2004, which appears in such Prospectus.
Furthermore, we hereby consent to use in the Prospectus constituting part of the Registration Statement on Form S-4 of our report dated January 6, 2006 relating to the combined financial statements of Process Software, LLC and Affiliates as of June 30, 2005 and for the years ended June 2005 and 2004, which appears in such Prospectus.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Mahoney Cohen & Company, CPA, P.C
New York, NY
April 5, 2006